CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

Christopher Kings, Chief Executive Officer – Finance and Administration, and Jeffrey White, Chief Financial Officer, Chief Accounting Officer and Treasurer of Institutional Fiduciary Trust (the “Registrant”), each certify to the best of their knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2026 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer –	Chief Financial Officer, Chief
Finance and Administration	Accounting Officer and Treasurer
Institutional Fiduciary Trust	Institutional Fiduciary Trust

/s/ Christopher Kings	/s/ Jeffrey White
Christopher Kings	Jeffrey White
Date: August 28, 2026	Date: August 28, 2026

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.